Exhibit 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

•	Subscription revenue of $9.9 million, up 43% year-over-year.

•	ARR of $114.8 million as of September 30, 2016, up 22% year-over-year.

•	ACV bookings up 25% year-over-year for the third quarter, and up 35% year-to-date.

HOUSTON – November 1, 2016 — PROS Holdings, Inc. (NYSE: PRO), a revenue and profit realization company, today announced financial results for the third quarter ended September 30, 2016.

CEO Andres Reiner stated, “With another solid performance in the third quarter, we are pleased to see that our innovation and cloud strategies continue to help us drive growth and deliver great value to our customers. This has been a breakthrough year for PROS as we have passed several key milestones in our cloud transformation, reflected in our momentum in subscription revenue and annual recurring revenue. We are excited to see our strategic vision unfold as PROS solutions empower our customers to outperform in this era of modern commerce.”

Third Quarter 2016 Financial Highlights

Key financial results for the fiscal third quarter are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share.  Unless otherwise noted, all results are on a reported basis and are compared to the prior-year period.

	GAAP			Non-GAAP
	Q3 2016	Q3 2015	% Change	Q3 2016	Q3 2015	% Change
Revenue and Bookings:
Revenue	$38.4	$40.9	(6)%	$38.4	$41.7	(8)%
Subscription Revenue	9.9	6.9	43%	9.9	6.9	43%
Annual Recurring Revenue ("ARR")	n/a	n/a	n/a	114.8	93.8	22%
Annual Contract Value ("ACV") bookings	n/a	n/a	n/a	5.6	4.5	25%
Profitability:
Operating Loss	(13.1)	(15.9)	nm	(8.1)	(6.4)	nm
Net Loss	(15.7)	(18.2)	nm	(5.7)	(4.7)	nm
Net Loss Per Share	(0.52)	(0.61)	nm	(0.19)	(0.16)	nm
Adjusted EBITDA	n/a	n/a	n/a	(6.9)	(5.0)	nm
Cash:
Net cash provided by operating activities	2.2	4.8	(54)%	2.2	4.8	(54)%
Free Cash Flow	n/a	n/a	n/a	$0.5	$1.8	(72)%

The attached tables provide a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP revenue, gross profit, income (loss) from operations, and net income (loss), as well as earnings (loss) per share.

Recent Business Highlights

•
Released new innovations that enable modern commerce such as data-science driven cross-sell recommendations in PROS Smart CPQ, opportunity detection and guidance for B2B sales reps, and cloud analytics for airline group bookings.

•
Showcased as data science innovator at Microsoft Ignite during keynote presentation, and strengthened position within Microsoft Dynamics CRM ecosystem with the addition of PROS Smart CPQ in the Microsoft AppSource, the marketplace for Azure-based applications.

•	Recognized by Computerworld for powering BRF (formerly Brasil Foods) use of data insights and guidance to drive profitability, helping BRF win a Computerworld Data+ Editor’s Choice award.

•	Won four silver Stevie Awards for PROS Smart CPQ for Microsoft Dynamics and Salesforce.com in the category of best B2B software and cloud applications in the Americas and International markets.

•	Launched the Future of Revenue Management thought leadership website to help airlines around the world with management best practices and modern commerce case studies.

Financial Outlook

PROS anticipates the following for the fourth quarter and full year 2016, based on an estimated 30.6 and 30.4 million basic weighted average shares outstanding, respectively, and a 36% non-GAAP estimated tax rate:

	Q4 2016 Guidance	v. Q4 2015 at Mid-Point	Full Year 2016 Guidance	v. Prior Year at Mid-Point
Total Revenue	$37 to $38.5	(12)%	$150.3 to $151.8	(12)%
Subscription Revenue	$10.3 to $10.5	30%	$37.5 to $37.7	29%
ARR	n/a	n/a	$119 to $121	22%
ACV Bookings	$6.1 to $8.1	11%	$26.5 to $28.5	28%
Non-GAAP Loss Per Share	$(0.27) to $(0.24)	n/a	n/a	n/a
Adjusted EBITDA	$(11) to $(9.5)	n/a	$(37.8) to $(36.3)	n/a
Free Cash Flow	n/a	n/a	$(32.5) to $(30.5)	n/a
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Tuesday, November 1, 2016, at 4:45 p.m. EDT to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.pros.com. A telephone replay will be available until Tuesday, November 8, 2016, at 1-877-870-5176 (toll-free) or 1-858-384-5517 using the pass code 13645374. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

Analyst Day

PROS Holdings, Inc. will host an analyst day on Thursday, November 10, 2016, at the Sofitel New York. Registration will begin at 10:00 a.m. EST, and the presentation will begin at 10:30 a.m. EST. The Company’s executive management team will discuss strategy, performance, and the cloud transformation. Guests can register for the live webcast or to attend in-person in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a revenue and profit realization company that helps customers realize their potential through the blend of simplicity and data science. PROS offers solutions to help accelerate sales, formulate winning pricing strategies and align product, demand and availability. PROS revenue and profit realization solutions are designed to allow customers to experience meaningful revenue growth, sustained profitability and modernized business processes. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about our future financial performance; positioning; management's confidence and optimism; customer successes; demand for enterprise revenue and profit realization software solutions; business expansion; business predictability; ARR; ACV bookings; revenue; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) our ability to execute on our cloud-first strategy, (b) reduced revenue and cash flow resulting from our transition to a cloud-first strategy, (c) threats to the security of our or our customer’s data, (d) potential business or service disruptions from our third party data centers, cloud platform providers or other unrelated service providers, (e) market acceptance of our new products and product enhancements, (f) the risk that the markets for our software does not grow as anticipated, (g) the length of our sales cycles, (h) the risk that we will not be able to maintain historical maintenance, support and subscription renewal rates, (i) competition from vendors of sales, pricing, revenue management and configure-price-quote solutions as well as from companies internally developing their own solutions, (j) potential unauthorized or improper actions of our personnel, (k) the risk that acquisitions we have and may enter into in the future may be difficult to integrate, fail to achieve our objectives, disrupt our business, dilute stockholder value or divert management attention, (l) any downturn in sales to our target markets, (m) potential delays or other challenges related to the implementation of our solutions, (n) the difficulties of making accurate estimates necessary to complete a project and recognize revenue, (o) personnel risks associated with growing a business generally, (p) the impact that a slowdown in the world or any particular economy has on our business sales cycles, prospects’ and customers’ spending decisions, timing of implementation decisions, payment and renewal decision, (q) our debt repayment obligations, (r) the impact of currency fluctuations on our results of operations, and (s) civil and political unrest in geographic regions in which we operate. Additional information relating to the uncertainty affecting PROS’ business is contained in our filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP (loss) income from operations, annual recurring revenue, annual contract value bookings, total contract value bookings, adjusted EBITDA margin, amortization of convertible debt discount and debt issue costs, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud-first transition.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP (loss) income from operations, annual recurring revenue, total contract value bookings, annual contract value bookings, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon Software SA. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income from operations: Non-GAAP (loss) income from operations includes the non-GAAP revenue discussed above and also excludes the impact of stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, recovery of bankruptcy claims, severance, as well as the tax consequences associated with stock-based compensation costs arising from our acquisitions. Non-GAAP (loss) income from operations excludes the following items from non-GAAP estimates:

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our Senior Notes due 2019. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts, and excludes perpetual license, term license and service agreements, which are current and contracted with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.
Annual Contract Value Bookings: Annual Contract Value ("ACV") bookings are comprised of the estimated annual value of our Total Contract Value ("TCV") bookings. ACV bookings are comprised of annual maintenance and subscriptions, one seventh of the license TCV, and excludes services and subscription renewals. ACV should be viewed independently of revenue and any other GAAP measure. TCV bookings are comprised of the total value of new customer contracts closed during a specified period, excluding maintenance in excess of one year, and including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our bookings growth projection is useful to investors as an additional means to evaluate our business performance.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net (loss) income before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of the deferred revenue write-down from our acquisitions of SignalDemand, Inc. and Cameleon Software SA, tax consequences associated with the stock-based compensation costs arising from our acquisitions, amortization of acquisition-related intangibles, depreciation and amortization, impairment of internal-use software and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net (loss) income as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized internal-use software development costs.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Tim Girgenti
713-335-5879
ir@pros.com

Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$95,208	$161,770
Short-term investments	50,952	2,500
Accounts and unbilled receivables, net of allowance of $360 and $586, respectively	26,443	39,115
Prepaid and other current assets	6,710	7,540
Total current assets	179,313	210,925
Property and equipment, net	15,456	15,777
Intangibles, net	12,114	14,191
Goodwill	20,718	20,445
Other long-term assets	3,359	1,873
Total assets	$230,960	$263,211
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$3,406	$8,273
Accrued liabilities	5,235	4,333
Accrued payroll and other employee benefits	13,791	13,084
Deferred revenue	67,275	60,664
Total current liabilities	89,707	86,354
Long-term deferred revenue	9,939	4,665
Convertible debt, net	120,647	115,860
Other long-term liabilities	687	918
Total liabilities	220,980	207,797
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 34,938,021 and 34,156,561 shares issued, respectively; 30,520,436 and 29,738,976 shares outstanding, respectively	35	34
Additional paid-in capital	169,395	158,674
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated deficit	(141,746)	(85,034)
Accumulated other comprehensive loss	(3,766)	(4,322)
Total stockholders’ equity	9,980	55,414
Total liabilities and stockholders’ equity	$230,960	$263,211

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
License	$2,419	$5,980	$8,178	$26,564
Services	8,447	12,273	26,873	32,100
Subscription	9,852	6,886	27,196	20,966
Total license, services and subscription	20,718	25,139	62,247	79,630
Maintenance and support	17,666	15,727	51,103	46,604
Total revenue	38,384	40,866	113,350	126,234
Cost of revenue:
License	38	51	199	242
Services	7,380	9,138	24,594	27,064
Subscription	4,808	3,105	12,342	9,330
Total license, services and subscription	12,226	12,294	37,135	36,636
Maintenance and support	3,416	2,972	10,266	9,361
Total cost of revenue	15,642	15,266	47,401	45,997
Gross profit	22,742	25,600	65,949	80,237
Operating expenses:
Selling and marketing	13,641	19,639	47,725	55,810
General and administrative	9,253	9,626	27,910	29,786
Research and development	12,964	12,201	39,454	35,098
Loss from operations	(13,116)	(15,866)	(49,140)	(40,457)
Convertible debt interest and amortization	(2,339)	(2,234)	(6,943)	(6,642)
Other expense, net	(26)	(152)	(139)	(571)
Loss before income tax provision (benefit)	(15,481)	(18,252)	(56,222)	(47,670)
Income tax provision (benefit)	227	(70)	490	410
Net loss	$(15,708)	$(18,182)	$(56,712)	$(48,080)
Net loss per share:
Basic and diluted	$(0.52)	$(0.61)	$(1.87)	$(1.63)
Weighted average number of shares:
Basic and diluted	30,469	29,649	30,341	29,530

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating activities:
Net loss	$(15,708)	$(18,182)	$(56,712)	$(48,080)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,423	3,152	7,396	7,923
Amortization of debt discount and issuance costs	1,620	1,514	4,786	4,485
Share-based compensation	3,192	6,631	14,445	21,381
Deferred income tax, net	22	22	64	138
Provision for doubtful accounts	(87)	66	(226)	132
Changes in operating assets and liabilities:
Accounts and unbilled receivables	10,419	9,657	12,899	20,474
Prepaid expenses and other assets	58	(1,891)	(746)	(383)
Accounts payable and other liabilities	(1,092)	(1,615)	(2,546)	(3,330)
Accrued liabilities	247	235	887	364
Accrued payroll and other employee benefits	2,955	1,415	709	(4,909)
Deferred revenue	(1,836)	3,823	11,885	8,609
Net cash provided by (used in) operating activities	2,213	4,827	(7,159)	6,804
Investing activities:
Purchases of property and equipment	(1,185)	(3,006)	(6,524)	(4,856)
Capitalized internal-use software development costs	(497)	—	(569)	(233)
Purchases of short-term investments	(56,006)	(23,976)	(144,934)	(55,176)
Proceeds from maturities of short-term investments	47,000	12,700	96,500	32,700
Net cash used in investing activities	(10,688)	(14,282)	(55,527)	(27,565)
Financing activities:
Exercise of stock options	406	(334)	420	433
Proceeds from employee stock plans	620	457	1,090	839
Tax withholding related to net share settlement of stock awards	(405)	(238)	(5,244)	(4,966)
Payment of contingent consideration for PROS France	—	(1,304)	—	(1,304)
Payments of notes payable	(105)	(53)	(196)	(212)
Debt issuance costs related to convertible debt	—	—	—	(408)
Net cash provided by (used in) financing activities	516	(1,472)	(3,930)	(5,618)
Effect of foreign currency rates on cash	16	44	54	308
Net change in cash and cash equivalents	(7,943)	(10,883)	(66,562)	(26,071)
Cash and cash equivalents:
Beginning of period	103,151	145,831	161,770	161,019
End of period	$95,208	$134,948	$95,208	$134,948

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended September 30,		Quarter over Quarter	Nine Months Ended September 30,		Year over Year
	2016	2015	% change	2016	2015	% change
GAAP revenue	$38,384	$40,866	(6)%	$113,350	$126,234	(10)%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	—	868		—	3,065
Non-GAAP revenue	$38,384	$41,734	(8)%	$113,350	$129,299	(12)%

GAAP gross profit	$22,742	$25,600	(11)%	$65,949	$80,237	(18)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	—	328		—	1,167
Amortization of intangible assets	490	553		1,476	1,659
Share-based compensation	544	852		1,720	2,896
Non-GAAP gross profit	$23,776	$27,333	(13)%	$69,145	$85,959	(20)%

Non-GAAP gross margin	61.9%	65.5%		61.0%	66.5%

GAAP loss from operations	$(13,116)	$(15,866)	(17)%	$(49,140)	$(40,457)	21%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	—	328		—	1,167
Amortization of intangible assets	737	1,703		2,288	3,866
Accretion expense for acquisition-related contingent consideration	—	—		—	22
Recovery of bankruptcy claim	—	—		—	(626)
Severance	1,070	756		1,070	756
Share-based compensation	3,192	6,631		14,445	21,381
Total Non-GAAP adjustments	$4,999	$9,418		$17,803	$26,566
Non-GAAP loss from operations	$(8,117)	$(6,448)	26%	$(31,337)	$(13,891)	126%

Non-GAAP loss from operations % of total revenue	(21.1)%	(15.5)%		(27.6)%	(10.7)%

GAAP net loss	$(15,708)	$(18,182)	(14)%	$(56,712)	$(48,080)	18%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	4,999	9,418		17,803	26,566
Amortization of debt discount and issuance costs	1,620	1,514		4,786	4,485
Tax impact related to non-GAAP adjustments	3,418	2,566		12,598	6,376
Non-GAAP net loss	$(5,671)	$(4,684)	21%	$(21,525)	$(10,653)	102%

Non-GAAP diluted loss per share	$(0.19)	$(0.16)		$(0.71)	$(0.36)

Shares used in computing non-GAAP loss per share	30,469	29,649		30,341	29,530

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue Items
Acquisition-related deferred revenue write-down - service revenue	—	823	—	2,766
Acquisition-related deferred revenue write-down - subscription revenue	—	20	—	224
Acquisition-related deferred revenue write-down - maintenance revenue	—	25	—	75
Total revenue items	$—	$868	$—	$3,065

Cost of License Items
Amortization of intangible assets	10	10	31	31
Total cost of license items	$10	$10	$31	$31

Cost of Services Items
Acquisition-related deferred cost write-down	—	(540)	—	(1,898)
Share-based compensation	424	754	1,289	2,505
Total cost of services items	$424	$214	$1,289	$607

Cost of Subscription Items
Amortization of intangible assets	319	382	962	1,145
Share-based compensation	31	35	185	200
Total cost of subscription items	$350	$417	$1,147	$1,345

Cost of Maintenance Items
Amortization of intangible assets	161	161	483	483
Share-based compensation	89	63	246	191
Total cost of maintenance items	$250	$224	$729	$674

Sales and Marketing Items
Amortization of intangible assets	247	1,067	806	1,956
Severance	1,070	342	1,070	342
Share-based compensation	(918)	2,229	2,559	6,541
Total sales and marketing items	$399	$3,638	$4,435	$8,839

General and Administrative Items
Accretion expense for acquisition-related contingent consideration	—	—	—	22
Amortization of intangible assets	—	83	6	251
Recovery of bankruptcy claim	—	—	—	(626)
Share-based compensation	2,235	2,280	6,267	8,000
Total general and administrative items	$2,235	$2,363	$6,273	$7,647

Research and Development Items
Severance	—	414	—	414
Share-based compensation	1,331	1,270	3,899	3,944
Total research and development items	$1,331	$1,684	$3,899	$4,358

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA
GAAP Loss from Operations	$(13,116)	$(15,866)	$(49,140)	$(40,457)
Acquisition-related deferred revenue write-down, net of cost of revenue	—	328	—	1,167
Amortization of intangible assets	737	1,703	2,288	3,866
Accretion expense for acquisition-related contingent consideration	—	—	—	22
Recovery of bankruptcy claim	—	—	—	(626)
Severance	1,070	756	1,070	756
Share-based compensation	3,192	6,631	14,445	21,381
Depreciation	1,686	1,449	5,108	4,057
Capitalized internal-use software development costs	(497)	—	(569)	(233)
Adjusted EBITDA	$(6,928)	$(4,999)	$(26,798)	$(10,067)

Free Cash Flow
Net cash provided by (used in) operating activities	$2,213	$4,827	$(7,159)	$6,804
Purchase of property and equipment	(1,185)	(3,006)	(6,524)	(4,856)
Capitalized internal-use software development costs	(497)	—	(569)	(233)
Free Cash Flow	$531	$1,821	$(14,252)	$1,715

Guidance	Q4 2016 Guidance		Full Year 2016 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(18,850)	$(17,350)	$(67,915)	$(66,415)
Amortization of intangible assets	700	700	2,950	2,950
Severance	—	—	1,070	1,070
Share-based compensation	6,250	6,250	20,695	20,695
Depreciation	1,400	1,400	6,500	6,500
Capitalized internal-use software development costs	(500)	(500)	(1,100)	(1,100)
Adjusted EBITDA	$(11,000)	$(9,500)	$(37,800)	$(36,300)